UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 30, 2008
________________________________

P.A.M. TRANSPORTATION SERVICES, INC.
 (Exact name of registrant as specified in its charter)

Delaware	0-15057	71-0633135
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

297 West Henri De Tonti, Tontitown, Arkansas 72770
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (479) 361-9111

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 30, 2008, a subsidiary (the “Debtor”) of P.A.M. Transportation Services, Inc., entered into three separate installment note agreements (Note 1, Note 2, and Note 3, respectively) with DCFS USA LLC (the “Creditor”) representing combined borrowings of approximately $15,000,000 to be used for the purchase of revenue equipment. Under the terms of Note 1, monthly installment payments in the amount of $97,322 will be due beginning August 12, 2008 and on the twelfth day of each month thereafter with a final payment of $1,968,564 due July 12, 2011. Under the terms of Note 2, monthly installment payments in the amount of $97,316 will be due beginning August 12, 2008 and on the twelfth day of each month thereafter with a final payment of $1,968,564 due July 12, 2011. Under the terms of Note 3, monthly installment payments in the amount of $103,155 will be due beginning August 12, 2008 and on the twelfth day of each month thereafter with a final payment of $2,086,677 due July 12, 2011.

Under the terms of each of the three separate installment note agreements, the Creditor has the right at its sole option to insist on immediate payment in full of all indebtedness upon the occurrence of any one or more of the following events: (1) failure of the Debtor to make any payment under the installment note agreement when due; or (2) Debtor default under any other loan, lease, extension of credit, or obligation owing to the Creditor or any affiliate of the Creditor; or (3) Debtor, without the Creditor’s consent (a) makes a significant change in the management, ownership or control; or (b) merges, transfers, acquires or consolidates with any other entity; or (4) Debtor become insolvent or the subject of a bankruptcy or other relief from creditors; or (5) if any of the equipment is seized under process of law; or (6) if any guaranty of the Debtor’s obligations under this agreement is withdrawn or becomes unenforceable for any reason; or (7) if Creditor reasonably believes itself to be insecure in the repayment of this installment note agreement; or (8) the Debtor is in default under any other provision of this installment note agreement. After default and acceleration, the Debtor agrees to continue to pay Creditor interest on the then unpaid balance of indebtedness at the rate of eighteen percent per annum, or such lesser rate as may be limited by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P.A.M. TRANSPORTATION SERVICES, INC.
(Registrant)

Date: May 6, 2008	By: /s/ Robert W. Weaver
Robert W. Weaver President and Chief Executive Officer